                                                                 EXHIBIT 5

                           JONES  WALKER
                        WAECHTER POITEVENT
                     CARRERE & DENEGRE L.L.P.


                        November 19, 1999



CenturyTel Inc.
100 Century Park Drive
Monroe, Louisiana  71203


Gentlemen:

     We have acted as counsel for CenturyTel Inc. ("CenturyTel") in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $2,500,000 of deferred compensation obligations, which represent unsecured obligations of CenturyTel to pay deferred compensation to employees in the future in accordance with the terms of the CenturyTel Inc. Supplemental Dollars & Sense Plan (the "Plan").

     Based on the foregoing and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that, when issued in accordance with the Plan, the deferred compensation obligations will be legally valid and binding obligations of CenturyTel, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     We consent to the filing of a copy of this opinioin as an exhibit to the Registration Statement and any amendment thereto.


                                   Very truly yours,

                                   Jones, Walker, Waechter, Poitevent,
                                   Carrere & Denegre,  L.L.P.



                                   By: /S/ Margaret F. Murphy
                                      -------------------------

  NEW ORLEANS OFFICE: 201 ST. CHARLES AVENUE  *  NEW ORLEANS, LOUISIANA
              70170-5100 * 504-582-8000 * FAX 504-582-8583
   BATON ROUGE OFFICE: FOUR UNITED PLAZA * 8555 UNITED PLAZA BOULEVARD
  * BATON ROUGE, LOUISIANA 70809-7000 * 225-231-2000 * FAX 225-231-2010
    WASHINGTON, D.C. OFFICE: SUITE 600 * 499 SOUTH  CAPITOL STREET, S.W.
       * WASHINGTON, D.C. 20003 * 202-828-8363 * FAX 202-828-6907
 LAFAYETTE OFFICE: SUITE 120 * 500 DOVER BOULEVARD * LAFAYETTE, LOUISIANA
                70503 * 337-406-5610 * FAX 337-406-5620